SUPPLEMENT TO LIMITED AND TEMPORARY WAIVER AGREEMENT

Reference is made to that certain Limited and Temporary Waiver Agreement between Genesis Capital Advisors, LLC and its designated FINRA licensed Broker Dealer ("Genesis") and Premier Power Renewable Energy, Inc. ("Premier") dated April 28, 2010 (the "Original Waiver").  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Original Waiver.

Pursuant to the Original Waiver, Genesis agreed to provide a limited and temporary waiver with respect to the exclusivity provision in the Genesis Agreement, in order to allow Premier to enter into an engagement agreement (“Engagement Letter”) and a related placement agent agreement with Merriman Curhan Ford & Co. (“Merriman”).  The parties acknowledge that the Engagement Letter has since been revised in the form attached hereto as Exhibit A (the “Revised Engagement Letter”), and the parties agree that such waiver granted pursuant to the Original Waiver shall be applicable to the Revised Engagement Letter, the transactions contemplated thereby and the placement agent agreement with Merriman substantially in the form attached hereto as Exhibit B ("Placement Agent Agreement").

For the avoidance of doubt, Genesis hereby confirms its consent for Premier to enter into the Revised Engagement Letter with Merriman and the Placement Agent Agreement.

This limited and temporary waiver does not apply to any amendments, extensions, or changes to any of the terms of the Revised Engagement Letter or Placement Agent Agreement and is strictly limited to the Capital Raising Transaction (as defined in the Engagement Letter) to be placed by Merriman. Premier hereby re-confirms its agreement in the Original Waiver to pay Genesis a cash fee equal to $150,000 at the time capital is received by Premier. This limited and temporary waiver shall expire upon the expiration or termination of the Engagement Letter. With the exception of this limited and temporary waiver, all terms of the Genesis Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of July 7, 2010.

Premier Power Renewable Energy, Inc. By: /s/ Dean Marks Dean Marks President	Genesis Capital Advisors, LLC By: /s/ Charles Gilreath Charles Gilreath Managing Member